EXHIBIT 99.1
BioDelivery Sciences Appoints Jeffrey A. Bailey to its Board of Directors
Mr. Bailey Further Strengthens Company Leadership Bringing more than 30 Years of Significant Industry Experience including Commercial Operations and Board Management
RALEIGH, N.C., March 9, 2020 -- BioDelivery Sciences International, Inc. (NASDAQ: BDSI), a rapidly growing specialty pharmaceutical company dedicated to patients living with serious and complex chronic conditions, today announced that it has appointed Jeffrey A. Bailey to its Board of Directors. Mr. Bailey brings more than 30 years of leadership experience building and leading high-quality pharmaceutical businesses across a diverse variety of important disciplines relevant to the continued growth and evolution of BDSI. He has an extensive track record of creating significant shareholder value both organically and through business development pathways.
“I am very excited to have Jeff join our board of directors,” stated Peter Greenleaf, Chairman of BDSI. “His extensive experience in both running commercial operations and driving value through corporate transactions will further expand our company’s leadership as we continue driving our growth momentum into the future.”
“This is a wonderful time to be joining the board of BDSI,” stated Jeff Bailey. “The Company has experienced a very successful transition over the last few years and is well positioned to further capitalize on its success. I look forward to working as a member of the board to help the Company accomplish its ambitions.”
Jeff joins the BDSI board bringing diverse leadership experiences in commercial and supply chain management during a 20+ year career at Johnson & Johnson/Janssen Pharmaceutica as well as during a tenure as an Operating Unit President at Novartis Pharmaceuticals. He also has extensive business development and transactional expertise that includes officer roles during King Pharmaceuticals’ acquisition by Pfizer, Fougera Pharmaceuticals’ acquisition by Novartis, and as Chairman and CEO during Neurovance’s acquisition by Otsuka. Additionally, Mr. Bailey served as President and CEO of Lantheus Medical Imaging, Inc, taking the company public in 2015.
Currently, Mr. Bailey serves as Chairman of Aileron Therapeutics since March 2018 and as a Board Member of Madison Vaccines, a privately held biopharmaceutical company, since October 2017. Since January 2018, Mr. Bailey has served as CEO and Director of IlluminOss Medical, Inc. Mr. Bailey received a B.S. from Rutgers University.
About BioDelivery Sciences International, Inc.
BioDelivery Sciences International, Inc. (NASDAQ: BDSI) is a commercial-stage specialty pharmaceutical company dedicated to patients living with chronic conditions. BDSI has built a portfolio of products that includes utilizing its novel and proprietary BioErodible MucoAdhesive (BEMA®) technology to develop and commercialize, either on its own or in partnership with third parties, new applications of proven therapies aimed at addressing important unmet medical needs. BDSI's marketed products address serious and debilitating conditions, including chronic pain, opioid dependence, and opioid-induced constipation.

Cautionary Note on Forward-Looking Statements
This press release and any statements of employees, representatives, and partners of BDSI related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the BDSI’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the BDSI’s management and are subject to significant risks and uncertainties, including those detailed in the BDSI’s filings with the Securities and Exchange Commission. Actual results may differ materially from those set forth or implied in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the BDSI’s control) including those set forth in our 2018 annual report on Form 10-K filed with the US Securities and Exchange Commission and subsequent filings. BDSI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future presentations or otherwise, except as required by applicable law.
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Contact:
Tirth T. Patel
Director of Investor Relations
tpatel@bdsi.com
(919) 582-0294